Exhibit 5.1

300 North LaSalle Chicago, IL 60654 United States +1 312 862 2000 www.kirkland.com	Facsimile: +1 312 862 2200

January 3, 2023

Cvent Holding Corp.

1765 Greensboro Station Place, 7th Floor

Tysons, VA 22102

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We are acting as special counsel to Cvent Holding Corp., a Delaware corporation (the “Company”), in connection with the proposed registration by the Company of up to 51,279 shares of its Common Stock, par value $0.0001 per share (the “Shares”), pursuant to the Company’s registration statement on Form S-3 (the “Registration Statement”) filed with the U.S. Securities and Exchange Commission (the “Commission”) on January 3, 2023 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”). Capitalized terms not otherwise defined herein shall have the meanings set forth in the Registration Statement.

In connection therewith, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including (i) the corporate and organizational documents of the Company, including the Certificate of Incorporation filed with the Secretary of State of the State of Delaware on December 8, 2021, (ii) minutes and records of the proceedings of the Company with respect to the issuance and sale of the Shares, (iii) the equity plans and form of option agreements relating to the Shares and (iv) the Registration Statement and the exhibits thereto.

For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Company and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. We have not independently established or verified any facts relevant to the opinions expressed herein, but have relied upon statements and representations of officers and other representatives of the Company and others.

Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that when (i) the Registration Statement related to the Shares becomes effective under the Securities Act, (ii) when the Shares have been duly issued in accordance with the terms of the applicable plan and the option agreements thereunder, (iii) when the Shares are duly countersigned by the Company’s registrar and (iv) upon receipt by the Company of the consideration to be paid therefor, the Shares will be validly issued, fully paid and non-assessable.

Austin Bay Area Beijing Boston Brussels Chicago Dallas Hong Kong Houston London Los Angeles Miami Munich New York Paris Salt Lake City Shanghai Washington, D.C.

Cvent Holding Corp.

January 3, 2023

Our advice on every legal issue addressed in this letter is based exclusively on the General Corporation Law of the State of Delaware (under which the Company is incorporated).

Our opinions expressed above are subject to the qualifications that we express no opinion as to the applicability of, compliance with or effect of any laws except the General Corporation Law of the State of Delaware (including the statutory provisions, all applicable provisions of the Delaware constitution and reported judicial decisions interpreting the foregoing).

In addition, in providing the opinions herein, we have relied, with respect to matters related to the Company’s existence, upon the certificates of officials of the Company, public officials and others as we have deemed appropriate.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states to the issuance and sale of the Shares.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. This opinion speaks only as of the date that the Registration Statement becomes effective under the Securities Act and we assume no obligation to revise or supplement this opinion after the date of effectiveness should the present laws of the General Corporation Law of the State of Delaware be changed by legislative action, judicial decision or otherwise after the date hereof.

Sincerely, /s/ Kirkland & Ellis LLP KIRKLAND & ELLIS LLP